UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	001-08897	06-1119097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4900 E. Dublin-Granville Road, Columbus, Ohio 43081
(Address of principal executive offices) (Zip Code)

(614) 278-6800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common shares	BIG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On April 6, 2020, Big Lots, Inc. (the “Company”) and four of its wholly-owned subsidiaries (collectively, the “Sellers”) entered into Agreements for Purchase and Sale of Real Property (each, a “PSA”) with affiliates of Oak Street Real Estate Capital, LLC (collectively, “Oak Street”), providing for the sale for an aggregate purchase price of $725 million by the Sellers to Oak Street of four distribution centers located in Columbus, Ohio, Durant, Oklahoma, Montgomery, Alabama and Tremont, Pennsylvania. Oak Street’s obligation to consummate the transactions is subject to due diligence and other customary closing conditions. The closings under each PSA are conditioned on simultaneous closings under the other PSAs.

Pursuant to the PSAs with Oak Street, and as a condition to closing, the Sellers will enter into long-term absolute net leases with Oak Street (the “Leases”), pursuant to which the Sellers will lease the distribution centers from Oak Street. The Company believes that the leaseback terms are in line with similar transactions. The Company expects to provide additional details following closing.

As a condition to the closing of each of the PSA transactions, the Company is providing payment and performance guaranties of each of the other Seller’s obligations.

The closing of the sale-leaseback transactions with a sale of all four distribution centers properties is expected to provide the Company with net proceeds (after tax and transaction-related costs) of approximately $550 million. The Company intends to use the net proceeds from the sale-leaseback transactions to repay all outstanding borrowings under its revolving credit facility and to use the remaining proceeds to provide additional liquidity and, when market conditions normalize, for other corporate purposes including investments in growth initiatives and potential share repurchases pursuant to future authorizations from the Company’s Board of Directors. The transactions are expected to close in the Company’s fiscal second quarter.

A copy of the press release announcing the execution of the agreements is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	99.1	Big Lots, Inc. press release dated April 8, 2020

	104	Cover Page Interactive Data File (formatted as Inline XBRL).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

Date: April 9, 2020	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Executive Vice President, General Counsel and Corporate Secretary